Exhibit 1 (f)
                                                                   -------------

                                                         Draft-February 27, 1996



                    LORD ABBETT TAX-FREE INCOME FUND, INC.

                             ARTICLES OF AMENDMENT


          LORD ABBETT TAX-FREE INCOME FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          FIRST: The Articles of Incorporation of the Corporation (hereinafter called the "Articles"), as heretofore amended, are hereby further amended by:

          (a) Striking out Section 1 of ARTICLE V and inserting in lieu thereof:

               "SECTION 1. The total number of shares which the Corporation has authority to issue is 1,000,000,000 shares of capital stock of the par value of $.001 each (the "Shares"), having an aggregate par value of $1,000,000. The Board of Directors of the Corporation shall have full power and authority, from time to time, to classify or reclassify any unissued Shares, including, without limitation, the power to classify or reclassify unissued shares into series, and to classify or reclassify a series into one or more classes of stock that may be invested together in the common investment portfolio in which the series is invested, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock. All Shares of a series shall represent the same interest in the Corporation and have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the other Shares of that series, except to the extent that the Board of Directors provides for differing preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of Shares of classes of such series as determined pursuant to Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland, as otherwise determined pursuant to these Articles or by the Board of Directors in accordance with law. The Shares shall initially be classified into nine series designated initially as the "National Series", consisting of 80,000,000 Shares, the "Connecticut Series", consisting of 40,000,000 Shares, the "Hawaii Series", consisting of 40,000,000
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          Shares, the "Minnesota Series", consisting of 40,000,000 Shares, the
          "Missouri Series", consisting of 40,000,000 Shares, the "New Jersey Series", consisting of 80,000,000 Shares, the "New York Series", consisting of 80,000,000 Shares, the "Texas Series", consisting of 40,000,000 Shares and the "Washington Series", consisting of 40,000,000 Shares. Prior to the first classification of a series into additional classes, all outstanding Shares of such series shall be of a single class. Notwithstanding any other provision of these Articles, upon the classification of unissued Shares into additional series, the Board of Directors shall specify a legal name for the new series in appropriate charter documents filed for record with the State Department of Assessments and Taxation of Maryland providing for such name change and classification, and upon the first classification of a series into additional classes, the Board of Directors shall specify a legal name for the outstanding class, as well as for the new class or classes, in appropriate charter documents filed for record with the State Department of Assessments and Taxation of Maryland providing for such name change and classification."

          (b) Striking out Section 2 of ARTICLE V and inserting in lieu thereof:

               "SECTION 2. A description of the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all series and classes of series of Shares is as follows, unless otherwise set forth in Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland or otherwise determined pursuant to these Articles:

               (a)  Assets Belonging to Series.  All consideration received or
                    --------------------------
                    receivable by the Corporation for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets,

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                    income, earnings, profits and proceeds, including any
                    proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, together with any unallocated items (as hereinafter defined) relating to that series as provided in the following sentence, are herein referred to as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series (collectively "Unallocated Items"), the Board of Directors shall allocate such Unallocated Items to and among any one or more of the series created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any Unallocated Items so allocated to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all series for all purposes.

               (b)  Liabilities Belonging to Series.  The assets belonging to
                    -------------------------------
                    each particular series shall be charged with the liabilities of the Corporation in respect of that series, including any class thereof, and with all expenses, costs, charges and reserves attributable to that series, including any such class, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any unallocated items (as hereinafter defined) relating to that series, including any class thereof, as provided in the following sentence, so charged to that series, are herein referred to as "liabilities belonging to" that series. In the event there are any unallocated liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series (collectively "Unallocated Items"), the Board of Directors shall allocate and charge such Unallocated Items to and among any one or more of the series created from time to time in such manner and on such basis as the Board of Directors in its sole discretion

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                    deems fair and equitable; and any Unallocated Items so
                    allocated and charged to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding upon the stock holders of all series for all purposes. To the extent determined by the Board of Directors, liabilities and expenses relating solely to a particular class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may be adopted for such class) shall be allocated to and borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends and distributions and liquidation rights of the shares of such class.

               (c)  Dividends.  Dividends and distributions on Shares of a
                    ---------
                    particular series may be paid to the holders of Shares of that series at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to that series, after providing for actual and accrued liabilities belonging to that series, as the Board of Directors may determine. Such dividends and distributions may vary between or among classes of a series to reflect differing allocations of liabilities and expenses of such series between or among such classes to such extent as may be provided in or determined pursuant to Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland or as may otherwise be determined by the Board of Directors.

               (d)  Liquidation.  In the event of the liquidation or dissolution
                    -----------
                    of the Corporation, the stockholders of each series shall be entitled to receive, as a series, when and as declared by the Board of Directors, the excess of the assets belonging to that series over the liabilities belonging to that series. The assets so distributable to the stockholders of one or more classes of a series shall be distributed among such stockholders in proportion to the

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                    respective aggregate net asset values of the shares of such series held by them and recorded on the books of the Corporation.

               (e)  Voting. On each matter submitted to vote of the stock
                    ------
                    holders, each holder of a Share shall be entitled to one vote for each such Share standing in his name on the books of the Corporation irrespective of the series or class thereof and all shares of all series and classes shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a
                                   -
                    separate vote of any series or class is required by the Investment Company Act of 1940, as amended from time to time, applicable rules and regulations thereunder, or the Maryland General Corporation Law, such requirement as to a separate vote of that series or class shall apply in lieu of Single Class Voting as described above; (ii) in the event
                                                             --
                    that the separate vote requirements referred to in (i)
                    above apply with respect to one or more (but less than all) series or classes, then, subject to (iii) below, the shares of all other series and classes shall vote as a single class; and (iii) as to any matter which does not affect
                                ---
                    the interest of a particular series or class, only the holders of shares of the one or more affected series or classes shall be entitled to vote.

               (f)  Conversion. At such times (which times may vary among shares
                    ----------
                    of a class) as may be determined by the Board of Directors, Shares of a particular class of a series may be automatically converted into Shares of another class of such series based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors.

               (g)  Equality. All Shares of each particular series shall
                    --------
                    represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities belonging to that series), but the provisions of this sentence or any other provision of these Articles shall not restrict any distinctions that may exist with respect to

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                    stockholder elections to receive dividends or distributions in cash or Shares or that may otherwise exist with respect to dividends and distributions on Shares of the same series."

          (c) Striking out the phrase "of any Class" or "and of any Class", as the case may be (including any punctuation with respect thereto), from the preamble and subsections (a), (b) and (c) of Section 3 of Article V and Sections 1(c) and 2 of Article VII.

          (d) Striking out the last sentence of Section 3(a) of Article V and inserting in lieu thereof:

          "Each holder of the Shares, upon request to the Corporation accompanied by surrender (to the Corporation, or an agent designated by it) of the appropriate stock certificate or certificates, if any, in proper form for transfer, and such other instruments as the Board of Directors may require, shall be entitled to require the Corporation to redeem all or any part of the Shares outstanding in the name of such holder on the books of the Corporation, at a redemption price equal to the net asset value of such Shares determined as hereinafter set forth. Notwithstanding the foregoing, the Corporation may deduct from the proceeds otherwise due to any stockholder requiring the Corporation to redeem Shares a redemption charge not to exceed one percent (1%) of such net asset value or a reimbursement charge, a deferred sales charge or other charge that is integral to the Corporation's distribution program (which charges may vary within and among series and classes) as may be established from time to time by the Board of Directors."

          (e) Striking out the words "Class" or "Class or Classes", as the case may be, from subsections (b) and (d) of Section 1 of Article VII and inserting the word "series" in lieu thereof.

          (f) Striking out the last sentence of Section 1(g) of Article VII and inserting in lieu thereof:

          "Any agreement entered into pursuant to said sections (e) or (f) shall be consistent with and subject to the requirements of the Investment Company Act of 1940, as amended from time to time, applicable rules and regulations thereunder, or any other applicable Act of Congress hereafter enacted, and no amendment to any agreement entered into

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

          pursuant to said section (e) (other than an amendment reducing the compensation of the other party thereto) shall be effective unless assented to by the affirmative vote of a majority of the outstanding voting securities of the Corporation (as such phrase is defined in the Investment Company Act of 1940, as amended from time to time) entitled to vote on the matter."

          (g) Striking out Section 3 of Article VII and inserting in lieu thereof:

               "SECTION 3. For the purposes referred to in these Articles of Incorporation, the net asset value of shares of the capital stock of the Corporation of each series and class as of any particular time (a "determination time") shall be determined by or pursuant to the direction of the Board of Directors as follows:

               (a) At times when a series is not classified into multiple classes, the net asset value of each share of stock of a series, as of a determination time, shall be the quotient, carried out to not less than two decimal points, obtained by dividing the net value of the assets of the Corporation belonging to that series (determined as hereinafter provided) as of such determination time by the total number of shares of that series then outstanding, including all shares of that series which the Corporation has agreed to sell for which the price has been determined, and excluding shares of that series which the Corporation has agreed to purchase or which are subject to redemption for which the price has been determined.

                    The net value of the assets of the Corporation of a series as of a determination time shall be determined in accordance with sound accounting practice by deducting from the gross value of the assets of the Corporation belonging to that series (determined as hereinafter provided), the amount of all liabilities belonging to that series (as such terms are defined in subsection (b) of Section 2 of Article V), in each case as of such determination time.

                    The gross value of the assets of the Corporation belonging to a series as of such determination time shall

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

                    be an amount equal to all cash, receivables, the market value of all securities for which market quotations are readily available and the fair value of other assets of the Corporation belonging to that series (as such terms are defined in subsection (a) of Section 2 of Article V) at such determination time, all determined in accordance with sound accounting practice. Securities held shall be valued pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations. The determination of the market value of securities hereunder may be determined by reference to any recognized source of quotations or to a valuation service approved by the Board of Directors.

          (h) Adding a new subsection (b) to Section 3 of Article VII, as follows:

               "(b) At times when a series is classified into multiple classes, the net asset value of each share of stock of a class of such series shall be determined in accordance with the foregoing subsection (a) with appropriate adjustments to reflect differing allocations of liabilities and expenses of such series between or among such classes to such extent as may be provided in or determined pursuant to Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland or as may otherwise be determined by the Board of Directors."

          (i) Striking out Section 4 of Article VII and inserting in lieu thereof:

               "SECTION 4. The presence in person or by proxy of the holders of one-third of the Shares issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the shareholders, except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of Shares of any series or class are entitled to a separate vote as such series or class (each such series or class, a "Separate Class") or where the holders of Shares of two or more (but not all) series or classes are required to vote as a single series or class (each such single series or class, a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that

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          Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all series, including all classes thereof, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the shareholders, the holders of a majority of the Shares of all series, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all series, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all series or classes, or of the affected series or classes, as the case may be, which may be required by the laws of the State of Maryland, the Investment Company Act of 1940 of any other applicable law, or by these Articles of Incorporation, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters."

          (j) Striking out Section 5 of Article VII and inserting in lieu thereof:

               "SECTION 5. Any determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of the Shares, of any series or class, namely, the amount of the assets, obligations, liabilities and expenses of the Corporation or belonging to any series or with respect to any class; the amount of the net income of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends with respect to any series or class; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of

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          profits over losses on sales of securities belonging to the
          Corporation or any series or class; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged) with respect to the Corporation or any series or class; the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any asset owned by the Corporation; the number of Shares of the Corporation of any series or class issued or issuable; the existence of conditions permitting the postponement of payment of the repurchase price of Shares of any series or class or the suspension of the right of redemption as provided by law; any matter relating to the acquisition, holding and disposition of securities and other assets by the Corporation; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities; and any matter relating to the issue, sale, repurchase and/or other acquisition or disposition of Shares of any series or class."

          (k) Striking out the words "of all Classes or of the affected Classes, as the case may be," from Article VIII.

          SECOND: The Board of Directors of the Corporation on ________, 1996, duly adopted resolutions in which was set forth the foregoing amendments to the Articles, declaring that the said amendments of the Articles as proposed were advisable and directing that they be submitted for action thereon by the stockholders of the Corporation at a meeting to be held on ___________, 1996.

          THIRD: Notice setting forth said amendments of the Articles and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendments of the Articles as hereinabove set forth were approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon, as required by the Articles.

          FOURTH: The amendments of the Articles hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

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          FIFTH:  This amendment does not increase the number of shares which the Corporation has authority to issue or decrease the par value of the shares of capital stock of the Corporation.

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          IN WITNESS WHEREOF, Lord Abbett Tax-Free Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on ____________, 1996.

                                        LORD ABBETT TAX-FREE INCOME FUND, INC.


                                        By:___________________________________
                                                                   , President

WITNESS:



_________________________________
                      , Secretary

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          THE UNDERSIGNED, President of Lord Abbett Tax-Free Income Fund, Inc.,
who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                ______________________________
                                                                   , President

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